      As filed with the Securities and Exchange Commission on May 14, 1996.

                                                    Registration No. 33-

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   NETCOM ON-LINE COMMUNICATION SERVICES, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                              77-0317705
  -------------------------------        ------------------------------
  (State or other jurisdiction of               (I.R.S. Employer
   incorporation or organization)             Identification No.)

           3031 Tisch Way
        San Jose, California                          95128
   ------------------------------        ------------------------------
       (Address of Principal                       (Zip Code)
         Executive Offices)

                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                -------------------------------------------------
                            (Full title of the plan)

                                                          Copy to:
       CLIFTON T. WEATHERFORD                    MICHAEL J. SULLIVAN, ESQ.
       Senior Vice President,                      MARIA L. PIZZOLI, ESQ.
Chief Financial Officer and Secretary          Pillsbury Madison & Sutro LLP
NETCOM On-Line Communication Services, Inc.         2700 Sand Hill Road
           3031 Tisch Way                           Menlo Park, CA 94025
     San Jose, California 95128                        (415) 233-4500
          (408) 983-5950
- -----------------------------------              --------------------------
    (Name, address and telephone
    number, including area code,
       of agent for service)

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

Title of              Amount        Proposed Maximum      Proposed          Amount of
Securities To          To Be         Offering Price   Maximum Aggregate   Registration
Be Registered      Registered(1)      per Share(2)    Offering Price(1)        Fee

- --------------------------------------------------------------------------------

Common Stock      729,598 shares         $35.50          $25,900,729         $8,932
$0.01 par value,
and Series C
Preferred Stock
Purchase Rights
associated therewith.

- --------------------------------------------------------------------------------

(1)   Calculated pursuant to General Instruction E on Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market on May 9, 1996.

(3)   The Registration Fee has been calculated pursuant to Rule 457(h).
                                _________________

      The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

- --------------------------------------------------------------------------------

                                Page 1 of 8 pages
                        Exhibit Index Appears on page 6.

                        INFORMATION REQUIRED PURSUANT TO
                        --------------------------------
                        GENERAL INSTRUCTION E TO FORM S-8
                        ---------------------------------


GENERAL INSTRUCTION E INFORMATION

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on April 7, 1995 (File No. 33-91000), is hereby incorporated by reference.


INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, which contains, among other things, the consolidated financial statements of Registrant and certain supplementary data for the fiscal year ended December 31, 1995, together with the report thereon of Ernst & Young LLP, independent auditors.

     (2) The description of Registrant's common stock, $0.01 par value per share, contained in Registrant's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission (the "Commission") on December 5, 1994.

     (3) The description of Registrant's Preferred Stock Purchase Rights for Series C Participating Preferred Stock, $0.01 par value per share, contained in Registrant's Registration Statement on Form 8-A, as filed with the Commission on March 19, 1996.

     In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly autho-rized, in the City of San Jose, State of California, on May 10, 1996.

                             NETCOM ON-LINE COMMUNICATION SERVICES, INC.



                             By     /S/ DAVID W. GARRISON
                                ------------------------------------------------
                                             David W. Garrison
                                    President, Chief Executive Officer
                                          and Director (Principal
                                            Executive Officer)



                             By   /S/ CLIFTON T. WEATHERFORD
                                ------------------------------------------------
                                          Clifton T. Weatherford
                                          Senior Vice President,
                                   Chief Financial Officer and Secretary
                                         (Principal Financial and
                                            Accounting Officer)

                                POWER OF ATTORNEY
                                -----------------


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David W. Garrison and Clifton T. Weatherford, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registra-tion Statement has been signed by the following persons in the capacities and on the date indicated:


          Signature                     Title                Date
          ---------                     -----                ----


    /S/ DAVID W. GARRISON          President, Chief      May 10, 1996
  -------------------------
      David W. Garrison         Executive Officer and
                                 Director (Principal
                                  Executive Officer)


  /S/ CLIFTON T.WEATHERFORD    Senior Vice President,    May 10, 1996
  -------------------------    Chief Financial Officer
    Clifton T. Weatherford     and Secretary (Principal
                               Financial and Accounting
                                       Officer)


    /S/ Stephen J. Getsy               Director          May 10, 1996
   ----------------------
       Stephen J. Getsy


   /S/ LAWRENCE W. LEPARD              Director          May 10, 1996
   ----------------------
      Lawrence W. Lepard


     /S/ GARY P. MADDEN                Director          May 10, 1996
   ----------------------
        Gary P. Madden

          Signature                     Title                Date
          ---------                     -----                ----


     /S/ OFER NEMIROVSKY               Director          May 10, 1996
   ----------------------
       Ofer Nemirovsky


   /S/ MICHAEL R. O'BRIEN              Director          May 10, 1996
   ----------------------
      Michael R. O'Brien


/S/ CHARLES C. TOWNSEND, III
- ----------------------------           Director          May 10, 1996
   Charles C. Townsend, III

                                INDEX TO EXHIBITS
                                -----------------


 Exhibit                                                    Sequentially
 Number                       Exhibit                       Numbered Page
 -------                      -------                       -------------

   4.1   Rights Agreement between Registrant and Chemical        (*)
         Mellon Shareholder Services L.L.C., as Rights
         Agent.

   5.1   Opinion regarding legality of securities to be           7
         offered.

  23.1   Consent of Independent Auditors.                         8

  23.2   Consent of Pillsbury Madison & Sutro LLP
         (included in Exhibit 5.1).

  24.1   Power of Attorney (see pages 4-5).


- --------------------

     (*) Incorporated by reference from Exhibit 5.1 to the Registrant's Report on Form 8-K, filed with the Securities and Exchange Commission on March 18, 1996.